UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2025 (October 6, 2025)

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2025, RYVYL Inc., a Nevada corporation (the “Company”), RYVYL Merger Sub Inc, and RTB Digital, Inc., a Delaware corporation (“RTB”), entered into an Agreement and Plan of Merger, dated September 28, 2025 (the “Merger Agreement”).

Securities Purchase Agreement

On October 6, 2025, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company sold an aggregate of 50,000 shares of its Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Stock”)to the Investors in a private placement (the “PIPE financing”), which was closed on October 7, 2025. Each share of Series C Preferred Stock was sold at a purchase price of $0.40 per share to the Investors for a gross proceeds of up to $5,000,000 to the Company, before the offering expenses. The Purchase Agreement memorializes that the purchase by RTB of the Series C Preferred Stock is in furtherance of maintaining the Company’s required capital during the period prior to the closing of the merger of RTB and the Company, and that regardless of whether the merger takes place, the Series C Preferred Stock shall be dilutive of the economics or voting of the Company’s shares of common stock, par value $0.001 per share (“Common Stock”) only at such times as the Merger Agreement is effective.

The Purchase Agreement specifies that solely in the event of a Material Breach Event (as defined in the Purchase Agreement), being (i) the termination of the Merger Agreement (x) by RTB as a result of a material breach by the Company thereof or (y) in light of the failure of any condition to RTB’s obligation to close specified in Section 8.02 of the Merger Agreement arising materially from Company’s action or refusal to act to satisfy such condition or (ii) Company’s breach of the Purchase Agreement, Company shall issue to RTB Warrants to purchase Common Stock, as described below. If there is no Material Breach Event, then there will be no issue of Warrants.

Series C Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, which is filed as Exhibit 3.1 to this Report (the “Certificate of Designation”), the shares of Series C Preferred Stock are convertible into an aggregate of 12,500,000 shares of Common Stock, with each share of Series C Preferred Stock being convertible into 250 shares of Common Stock.

Warrants

The common warrants (the “Warrants”), if issued, will be exercisable into such number of shares equal to up to a number of shares of Common Stock equal to the quotient of (a) the aggregate purchase price paid for Preferred Stock under the Purchase Agreement divided by (b) the Exercise Price. The “Exercise Price” of the Warrants will be equal to a volume-weighted average price of the Company's Common Stock on Nasdaq for the five (5) trading days commencing immediately upon the date that the public announcement that the transactions contemplated by the Merger Agreement failed to close. The Warrants will be issued on the first business day (the “Issue Date”) following the fifth (5th) trading day following the public announcement that the transactions contemplated by the Merger Agreement failed to close; provided if the transactions described in Section 1.01 of the Merger Agreement closes, the Warrants will be automatically terminated and declared void ab initio without any action required by any party.

If issued, the Warrants will each have an exercise price shall not be less than $0.08 per share, which is 20% of the Nasdaq closing price of our Common Stock as of October 6, 2025. The Warrants may be exercisable at any time for a period of five (5) years from the Issue Date.

Under the terms of the Warrants, the Company may not give effect to the exercise of any such Warrant, and a holder will not be entitled to exercise any portion of any such Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would exceed, at the discretion of each holder, 0% through 19.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, which percentage may be increased or decreased at the holder’s election upon notice to the Company, up to 19.99%. If a holder is subject to the Maximum Percentage upon exercise of the Series A Warrants following the Milestone Event or the Series B Warrants following the Company’s election to effect a Mandatory Exercise, as applicable, they will receive, in lieu of shares of Common Stock, Pre-Funded Warrants.

Registration Rights Agreement

The Company shall enter into a registration rights agreement with RTB, pursuant to which the Company shall register for resale the shares of Common Stock that are issuable upon the exercise of the Warrants.

The Series C Preferred Stock to be issued and sold to the Investors under the Purchase Agreement will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Investors. The Series C Preferred Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Series C Preferred Stock.

The foregoing descriptions of the Purchase Agreement, the Merger Agreement, the Certificate of Designation and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Merger Agreement, the Certificate of Designation and the form of Warrants, copies of which are filed as Exhibit 10.1, 2.1, 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the PIPE financing is incorporated by reference into this Item 3.01.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on April 11, 2025 (the “Original 8-K”), on April 8, 2025 the Company received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) (the “Rule”).

As noted in the Original 8-K, the Company had until May 23, 2025 to provide Nasdaq with a specific plan to achieve and sustain compliance. The Company submitted its plan to regain compliance on May 21, 2025, and on May 23, 2025, received written notice that, based on review of the compliance plan, the Staff had granted the Company an extension to October 6, 2025 to regain compliance with the Rule. The Company is filing this Current Report on Form 8-K (this “Report”) to provide an update to its compliance with the Rule.

As a result of the closing of the PIPE financing, the Company believes it has regained compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing as set forth in the Rule. In that regard, the Company believes that as of the date of this Report, stockholders’ equity exceeds $2.5 million. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the PIPE financing is incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Purchase Agreement, on October 7, 2025, the Company filed the Certificate of Designation with the Secretary of State of the State of Nevada, designating 50,000 shares of the Company’s preferred stock as Series C Preferred Stock, $0.001 par value per share. The Series C Preferred Stock has a stated value of $100.00 per share (the “Stated Value”) and the number of shares of Common Stock issuable upon conversion of such preferred stock shall be determined by dividing the Stated Value by $0.40, subject to adjustment as set forth therein.

Subject to the terms and limitations contained in the Certificate of Designation, if Shareholder Approval is required for the issuance of any amount of shares of Common Stock issuable by the Company upon the conversion of the Series C Preferred Stock (the “Conversion Shares”), the Series C Preferred Stock issued in the PIPE financing will not become convertible until the Company’s stockholders have approved the issuance of the Conversion Shares, in accordance with the listing rules of the Nasdaq Stock Market (collectively, the “Stockholder Approval”).

Subject to the rights of holders of preferred stock of senior rank to the Series C Preferred Stock, holders of Series C Preferred Stock are entitled to receive dividends when and as declared by the board of directors of the Company. The shares of Series C Preferred Stock will rank pari passu with the shares of Common Stock with respect to voting rights and will vote together with the Common Stock on an as-converted basis. Following its issuance, the Series C Preferred Stock is immediately convertible into shares of the Company’s Common Stock, subject to the terms and limitations contained in the Certificate of Designation.

Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not purely historical regarding the Company’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements regarding the Company’s regaining and maintaining compliance with Nasdaq listing standards. All forward-looking statements included in this Report are made as of the date of this report, based on information currently available to the Company. The risks and uncertainties that may cause actual results to differ materially from the Company’s current expectations are more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, any subsequently filed Quarterly Reports on Form 10-Q, and its other reports, each as filed with the SEC. Except as required by law, the Company assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of September 28 2025, by and among RYVYL, Inc. RYVYL Merger Sub Inc. and RTB Digital, Inc. (incorporated by reference to the Exhibit 2.1 of the current report on Form 8K filed with SEC on October 2, 2025)
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated as of October 6, 2025
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2025	RYVYL Inc.

	By:	/s/ George Oliva
		Name:	George Oliva
		Title:	Chief Financial Officer